GUARANTY



    GUARANTY, dated as of July 6, 1998 (as amended and modified from time to
                                                                     ----
time, this "Guaranty"), is made by OVERSEAS PARTNERS, LTD., a Bermuda
           -----------
corporation ('Overseas Ltd.') and OVERSEAS PARTNERS CAPITAL CORP., a Delaware Corporation ("Overseas Corp") (individually a "Guarantor" and collectively the
                                              -----------
"Guarantors") , in favor of BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION (the "Bank") .
     -------

    WHEREAS, OVERSEAS PARTNERS (MADISON PLAZA) LLC, an Illinois limited liability Company (the "Borrower"), is the maker of the Term Loan Promissory
                       -----------
Note, dated of even date herewith (the "Note"), in favor of the Bank;

    WHEREAS, the Bank has required that each Guarantor execute and deliver this Guaranty as a condition precedent to the making of the Loan (such capitalized terms and all other capitalized terms not otherwise defined herein shall have the meanings provided for in the Note) under the Note;

    NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to make the Loan under the Note, the Guarantors hereby agree as follows:

    SECTION 1. Guaranty.  Each Guarantor hereby jointly and severally,
               --------
unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Note, whether for principal, interest, environmental matters, extension fees, expenses or otherwise (such obligations being collectively the "Obligations") , and agrees to pay any and all expenses
                       --------------
(including reasonable attorney's fees and expenses) actually incurred by the Bank in enforcing any rights under this Guaranty. Attorney's fees shall include the allocated costs for services of in-house counsel calculated on the basis of the Bank's direct payroll costs for attorneys actually performing services in connection with the enforcement of any rights under this Guaranty.

    SECTION 2. Guaranty Absolute.  Each Guarantor guarantees that the
               -----------------
Obligations will be paid strictly in accordance with the term of the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

     (a)  any lack of validity or enforceability of the Note;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or obligations of the Borrower now or hereafter existing under the Note, whether for principal, interest, expenses or otherwise (collectively, the "Note Obligations") , or any other amendment or
                                   -------------
waiver of or any-consent to departure from the Note;

     (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations or the Note Obligations; or

     (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the obligations or the Note Obligations is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.


     SECTION 3. Waiver, etc.
                -----------

          (a) Except as may be specifically set forth herein, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, Note Obligations and this Guaranty and any requirement that the Bank exhaust any right or take any action against the Borrower or the other Guarantor or any other person or entity or any collateral.

          (b) Anything in this Guaranty or otherwise notwithstanding, this Guaranty is fully enforceable at the same time the Note is enforceable, and the Bank shall not be required to exercise any remedies, or take any action against or with respect to, the Borrower or the Note prior to the exercise of all or any of its rights hereunder. without limiting the foregoing, at any time any of the Note obligations have not been paid when and as due, the Guarantor shall make payment thereon directly to the Bank. This provision is a material inducement to the Bank making the Loan under the Note to the Borrower.


     SECTION 4.   Subrogation.  The Guarantor will not exercise any rights
                  -----------
against Borrower which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the obligations and Note obligations shall have been paid in full in cash. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations and Note Obligations shall not have been paid in full in cash, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied upon the obligations, whether matured or unmatured, in accordance with the terms of the Note.


     SECTION 5.   Payments Free and Clear of Taxes, Etc. (a) Any and all
                  -------------------------------------
payments made by either Guarantor hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). If either Guarantor shall be required by law to deduct
             --------
any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantors shall make such deductions and (iii) the Guarantors shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "Other Taxes").
                            --------------

     (c) Each Guarantor will indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this section) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted;

     (d) Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantors contained in clauses (a) through (c) above shall survive the payment in full of principal
   -----------         ---
of and interest on the Loan and the termination of the Note.

     SECTION 6. Representations and Warranties.  Each Guarantor hereby
                ------------------------------
represents and warrants as follows:

     (a) Overseas Ltd. is a corporation duly organized, validly existing and in good standing under the laws of Bermuda, and Overseas Corp. is a corporation duly organized, validly existing and in good standing under the laws of Delaware and each Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on such Guarantor, its businesses, its ability to perform its obligations hereunder, or the validity or enforceability of this Guaranty.

     (b) The execution, delivery and performance of this Guaranty by each Guarantor and each other document or instrument delivered by each Guarantor in connection herewith are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene

          (i)  its certificate of incorporation or by-laws;

          (ii)  any law, rule or regulation applicable to the Guarantor; or

          (iii) any contractual restriction binding on or affecting such Guarantor.

     (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantors of this Guaranty.

     (d) This Guaranty is the legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms.

     (e) The balance sheets of each Guarantor and its subsidiaries as at March 31, 1998, and the related statement of income and retained earnings and changes in financial position for the fiscal year then ended, copies of which have been furnished to the Bank, fairly present its financial condition as at such date and the results of its operations for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

     (f) Since March 31, 1998, there has been no material adverse change in either Guarantor's consolidated financial condition, operations or prospects.

     (g) Except as may be disclosed on the balance sheets of each Guarantor, there is no pending or threatened action or proceeding affecting either Guarantor or any of its subsidiaries before any court, governmental agency or arbitrator, which could, if adversely determined, reasonably be expected to have a materially adverse effect upon the financial condition or operations of such Guarantor and its subsidiaries, taken as a whole.

     (h) Neither Guarantor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Bermuda.

     (i) There is no tax, levy, impost, deduction, charge or withholding imposed by Bermuda or any political subdivision thereof either (i) on or by virtue of the execution or delivery of this Guaranty or (ii) on any payment to be made by the Guarantors pursuant to this Guaranty.

     (j) To ensure the legality, validity, enforceability or admissibility in evidence of this Guaranty in Bermuda, it is not necessary that this Guaranty or any other document be filed or recorded with any court or other authority in Bermuda.

     (k) Overseas Ltd. owns, directly or indirectly, free and clear of all liens and other encumbrances, all of the capital stock of Overseas Corp. and of Overseas Holding Company, Inc. ("Overseas Holding") and Overseas Holding owns
                               --------------------
directly free and clear of all liens and other encumbrances, all of the capital stock of OVERSEAS PARTNERS(MADISON PLAZA) , INC. ("Borrower's Member") and
                                                 ---------------------
Borrower's Member owns directly free and clear of all liens and other encumbrances, all of the membership interests of Borrower.

     (1) The Guarantors will each benefit from the Bank making the Loan to the Borrower.


     SECTION 7.   Affirmative Covenants.  So long as the Loan or any other
                  ---------------------
amount under the Note remains unpaid, each Guarantor will, and will cause each of its subsidiaries (including the Borrower and Borrower's Member) to:

     (a) Maintain Property.  Maintain and preserve, and cause each of its
         -----------------
subsidiaries-to maintain and preserve, all of its or their properties which are used or useful in the conduct of its or their business in good working order and condition, ordinary wear and tear excepted.

     (b) Business Activities.  Continue to engage in the same general type of
         -------------------
business as now conducted by it and its subsidiaries and preserve, renew and keep in full force and effect, and cause each such subsidiary to preserve, renew and keep in full force and effect, its and their respective corporate or partnership existence in good standing and its and their rights, privileges and franchises which are necessary or desirable in the normal conduct of its and their businesses.

     (c) Books and Records.  Keep and cause its subsidiaries to keep books and
         -----------------
records reflecting all of its and their business affairs and transactions in a manner which permits the preparation of financial statements in accordance with generally accepted accounting principles prevailing from time to time in the United States ("GAAP"); and permit the Bank's representatives to visit and
              ----------
inspect any of the properties of the Guarantor and its subsidiaries, to examine and make abstracts from any of the books and records of the Guarantor and such subsidiaries and to discuss the affairs, transactions, finances and accounts of the Guarantor and its subsidiaries with any of their respective officers, directors or independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     (d) Compliance with Laws, Etc.  Comply, and cause its subsidiaries to
         --------------------
comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon such Guarantor and its subsidiaries or any of their properties, except to the extent contested in good faith and by appropriate proceedings promptly instituted and diligently pursued.

     (e) Members' Equity of Overseas Ltd.; In the case of Overseas Ltd., maintain a minimum members equity of not less than $1,000,000,000.00 as reported in Overseas Ltd.'s consolidated GAAP financial statements. "Minimum members' equity" means the gross book value of Overseas Ltd.'s assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower) less total liabilities including but not limited to accrued and deferred income taxes and any reserves against assets.

     (f) Total Liabilities of Overseas Ltd.  In the case of Overseas Ltd.,
         -----------------------------
maintain total liabilities on a consolidated basis which are not in excess of (and do not at any time exceed) $2,000,000,000.00. Total liabilities shall mean all liabilities as reported in Overseas Ltd.'s consolidated GAAP financial statements including the sum of all current liabilities plus all long term liabilities, letter of credit liabilities, capitalized lease liabilities and minority interests.

     (g) Reporting Requirements.  Each Guarantor will, and will cause its
         ----------------------
subsidiaries, to furnish to the Bank:

          (i) as soon as available and in any event within 45 days after the end of each of each Guarantor's first three quarters of each of its fiscal years, consolidated balance sheets of each Guarantor and its consolidated subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings and changes in financial position of each Guarantor and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by an authorized officer of such Guarantor as having been prepared in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in clause (e) of Section 6;
                                 ---    ----------
          (ii) as soon as available and in any event within 120 days after the end of each of each Guarantor's fiscal years, a copy of the annual report for such year for such Guarantor and its subsidiaries, containing consolidated financial statements for such year audited and certified in a manner reasonably acceptable to the Bank by Deloitte & Touche or other independent public accountants reasonably acceptable to the Bank.

          (iii) as soon as possible and in any event within five days after the occurrence of any Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default (a "Default"), a statement of an authorized officer of each Guarantor setting forth
----------
details of such Event of Default or Default and the action which has been taken or is proposed to be taken with respect thereto;

          (iv) promptly after the sending or filing thereof, copies of all reports which each Guarantor or any of its subsidiaries sends to any of its security holders, and copies of all reports and registration statements which each Guarantor or any of its subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (v) as soon as available and in any event within 45 days after the end of Overseas Ltd.'s fiscal quarter, a certificate executed by an authorized officer of overseas Ltd., showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the
Bank) compliance with the financial covenants set forth in clauses- (e) and (f)
                                                          -------------     ---
of this Section;

          (vi) promptly upon the execution of a commitment letter or mandate letter relating to the financing referred to in clause (b) of Section 1.1 of the
                                                ----------    -------
Note, notice thereof to the Bank;

          (vii) prompt notice of any litigation or other circumstances, event or occurrence affecting any Loan Party or Madison Plaza that may reasonably be expected to result in a material adverse change in (i) the financial condition of any Loan Party, (ii) any Loan Party's ability to timely perform any of its obligations under the Note or Guaranty, (iii) the physical condition or operation of the Madison Plaza.

          (viii) such other information respecting the condition or operations, financial or otherwise, of the Guarantors or any of their subsidiaries as the Bank may from time to time reasonably request.

    SECTION 8. Negative Covenants.  So long as the Loan or any other amount
               ------------------
remains unpaid under the Note, each Guarantor agrees as follows:

     (a) Consolidation, Merger, etc.  Each Guarantor will not, and will not
         ----------------------
permit any of its subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof); provided, however, that notwithstanding the foregoing,
-----------------

          (i) any such subsidiary of a Guarantor may liquidate or dissolve voluntarily into, and may merge with and into, such Guarantor or any other direct or indirect subsidiary of such Guarantor, and the assets or stock of any such subsidiary may be purchased or otherwise acquired by such Guarantor or any other such direct or indirect subsidiary;

          (ii) so long as no Default has occurred and is continuing or would occur after giving effect thereto, such Guarantor or any of its direct or indirect subsidiaries may purchase all or substantially all of the assets or stock of any person; and

          (iii) any such subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, any corporation which is not a subsidiary of such Guarantor, provided that, (a) the surviving corporation shall be a direct or
           --------
indirect subsidiary of such Guarantor, (b) such Guarantor or its direct or indirect subsidiary shall own at least the same percentage of the outstanding voting stock interests of the surviving corporation as such Guarantor or its direct or indirect subsidiary owned of such subsidiary prior to such merger, liquidation or consolidation and (c) after giving effect thereto, no Default would occur or be continuing.

     (b) Asset Dispositions, etc.  Each Guarantor will not, and will not permit
         --------------------------
any of its subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of its assets to any person or entity.

    SECTION 9.   Judgment.   (a) If, for the purposes of obtaining judgment in
                 --------
any court, it is necessary to convert a sum due hereunder from another currency into United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase United States dollars with such other currency on the Business Day preceding that on which final judgment is given.

     (b) The obligation of a Guarantor in respect of any sum due from it to the Bank hereunder shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be so due in such other currency the Bank may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Bank in the United States dollars, the

Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss.

     SECTION 10.  Indemnification and Survival.  Each Guarantor shall indemnify,
                  ----------------------------
exonerate and hold the Bank and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and
                          ------------
against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred in connection with the Note or this Guaranty (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements actually incurred (collectively, the "Indemnified Liabilities"), except for (a)any such Indemnified Liabilities
--------------------------
arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct and (b) costs and expenses incurred on or prior to the date hereof by the Bank in connection with the negotiation, preparation and delivery of the Note and this Guaranty, and (c) any Indemnified Liabilities resulting from litigation between any Loan Party and Bank in which such Loan Party is the prevailing party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each Guarantorts obligations under this Section shall survive any termination of this Guaranty.

     SECTION 11.  Amendments, etc.  No amendment or waiver of any provision of
                  ---------------
this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 12.  Addresses for Notices.   All notices and other communications
                  -------------------------
provided for hereunder shall be in writing and, if to a Guarantor, mailed or telecopied or delivered at the address specified below, or if to the Bank, mailed or telecopied or delivered to it, addressed to it at the address of the Bank specified in the Note, or as to each party, at such other address AS shall be designated by such party in a written notice to the other party:

Address of the Guarantors:

     Overseas Partners Ltd.
     Mintflower Place
     P.O. Box HM 1581
     8 Par-la-Ville Road
     Hamilton HM 6X Bermuda

Attention:  Corporate Secretary
Telecopy: 441-292-9142

with a copy to:

Overseas Partners Capital Corp.
115 Perimeter Center
Suite 940
Atlanta, Georgia 30346
Attention:  Corporate Secretary
Telecopy: 404-913-6756

With a copy to:

Overseas Partners Ltd.
Mintflower Place
P.O. Box HM 1581
8 Par-la-Ville Road
Hamilton HM 6X Bermuda
Attention:  Thomas E. Butler
Telecopy: 441-292-9142

With a copy to:

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, GA 30308-2211
Attention:  James W. Addison
Telecopy: 404-885-3995

    All notices delivered by (i) the mails shall be deemed received four days after deposited in the mails, postage prepaid, (ii) hand delivery shall be deemed received when hand delivered, (iii) United Parcel Service's or other next day air express service, on the second day after deposit, and (iv) telecopier shall be deemed received when the sender receives electronic confirmation of receipt.

    SECTION 13.  No Waiver; Remedies.  No failure on the part of the Bank to
                 -------------------
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 14.  No Right of Set-off.  Bank agrees that it shall have no right
                  -------------------
of setoff against any-amounts Bank holds on deposit to satisfy any indebtedness of either Guarantor to the Bank with respect to the Loan. Bank hereby waives with respect to the Loan all rights of setoff or recoupment which, under applicable law or other agreement, Bank may have with respect to all accounts or monies of either Guarantor.

     SECTION 15.  Continuing Guaranty; Transfer of Note; Joint and Several. This
                  --------------------------------------------------------
Guaranty is continuing guaranty and shall (i) remain in full force and effect until payment in full of the obligations and all other amounts payable under this Guaranty, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns. All obligations under this Guaranty are joint and several to each of the Guarantors.

     SECTION 16.  Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND
                  ---------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

    SECTION 17. Forum Selection and Consent to Jurisdiction.  EACH GUARANTOR
                -------------------------------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY:

     (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND APPELLATE COURTS FROM ANY THEREOF;

     (b) AGREES THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID TO IT AT ITS ADDRESS SET FORTH IN SECTION 12 OR AT SUCH OTHER ADDRESS OF WHICH THE BANK SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

     (d)   AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT
SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Each Guarantor hereby irrevocably appoints CT Corporation Systems (the "Process
                                                                       --------
Agent") , with an office on the date hereof at 208
-------

S. LaSalle Street, Suite 814, Chicago, Illinois, 60604 as its agent to receive on behalf of such Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Guarantor in care of the Process Agent at the Process Agent's above address, and each Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Guarantors or their property in the courts of any other jurisdictions.

     SECTION 18.  Waiver of Jury Trial.  EACH GUARANTOR AND THE BANK HEREBY
                         -------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS WITH RESPECT THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS GUARANTY,

     SECTION 19.  Counterparts.  This Guaranty may be executed in separate
                  ------------
counterparts. Each counterpart when so executed shall be deemed to be an original. All counterparts taken together shall constitute one complete agreement.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



OVERSEAS PARTNERS, LTD.

By:     /s/ Bruce M. Barone
Title:  President & CEO
Signed: Hamilton, Bermuda  6/30/98


OVERSEAS PARTNERS CAPITAL CORP.

By:     /s/ Bruce M. Barone
Title:  President